Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1/A (No. 333-276648) and related Prospectus, of our report dated June 12, 2023, with respect to the restated financial statements of Aclarion, Inc. as of December 31, 2022 and for the year then ended. Our audit report includes an explanatory paragraph relating to Aclarion, Inc.’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts.”

/s/ CohnReznick LLP

Sunrise, Florida

January 31, 2024